THE BOMBAY COMPANY, INC.
                    2000 NON-EMPLOYEE DIRECTORS' EQUITY PLAN
               Adopted by the Board of Directors on March 8, 2000


                                  INTRODUCTION

     The Bombay Company, Inc. 2000 Non-Employee Directors' Equity Plan (the "Plan") is hereby adopted on March 8, 2000 to continue the purposes of the expiring 1991 Directors' Stock Option Plan, which was originally adopted on August 14, 1991, and approved by shareholders on November 12, 1991, and which was subsequently amended by shareholder approval on October 13, 1994, and was further amended by the Board on March 1, 1998 and on April 17, 1998 and again by shareholders on May 21, 1998. The Plan also incorporates and supersedes the 1993 Stock Deferral Plan for Non-Employee Directors which was originally adopted by the Board on August 5, 1993, was approved by shareholders on October 13, 1993, and was amended by the Board on March 12, 1997.

1.   PURPOSE.

    (a) The purpose of the Plan is to provide a means by which each director of The Bombay Company, Inc., a Delaware corporation (the "Company"), who is not otherwise an employee of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase common stock of the Company. The Plan also permits Non-Employee Directors to elect to receive their annual and Committee Chair retainer fees and meeting attendance fees in the form of common stock of the Company or to defer such payments. The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

   (b) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.   ADMINISTRATION.

   (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in paragraph 2(c).

   (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

       (i) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

        (ii) To amend, suspend or terminate the Plan as provided in paragraph 12; and

        (iii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

   (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.   SHARES SUBJECT TO THE PLAN.

   (a) Subject to the provisions of paragraph 11 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan, used to pay fees or used to fund deferral distributions shall not exceed in the aggregate Five Hundred Thousand (500,000) shares of the Company's common stock plus any shares available for delivery under the 1991 Director Stock Option Plan and 1993 Stock Deferral Plan for Non-Employee Directors which have not been committed for delivery by grants made or stock units credited under the prior plans, including any shares subject to options granted under the prior plan which are settled, forfeited, expired or canceled without the delivery of shares. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

   (b) All stock sold or otherwise delivered pursuant to the Plan shall be treasury shares.


4. ELIGIBILITY. Only Non-Employee Directors of the Company may participate in the Plan.


5.   NON-DISCRETIONARY OPTION GRANTS.

   (a) Each person who is elected for the first time to be a Non-Employee Director of the Company shall, upon the date of his initial election to be a Non-Employee Director by the Board or stockholders of the Company, be granted an option (the "Initial Option") to purchase the lesser of (i) Five Thousand (5,000) shares of common stock of the Company or (ii) a number of shares of common stock of the Company having an aggregate Fair Market Value on the date of grant of $75,000 (rounded to the nearest whole number of shares), on the terms and conditions set forth herein. "Fair Market Value" shall mean the last reported sale price of the shares of the Company's common stock as reported on the applicable stock exchange on the relevant date of valuation or, if there is no such sale, the last reported sale price of such shares so reported on the nearest preceding date upon which such sale took place.

   (b) On the third business day following issuance of the Company's annual earnings release of each year each person who is then a Non-Employee Director of the Company shall be granted an option (the "Annual Option") to purchase the lesser of (i) Five Thousand (5,000) shares of common stock of the Company or
(ii) a number of shares of common stock of the Company having an aggregate Fair Market Value on the date of grant of $75,000 (rounded to the nearest whole number of shares) on the terms and conditions set forth herein.

   (c) The Company intends that the options issued under the Plan not be incentive stock options as that term is used in Section 422 of the Code.


6. OPTION PROVISIONS. Each option shall contain the following terms and conditions:

   (a) No option shall be exercisable after the expiration of ten (10) years from the date it was granted.

   (b) The per share exercise price of each option shall be one hundred percent (100%) of the Fair Market Value of the common stock of the Company on the date such option is granted.

   (c) The purchase price of stock acquired pursuant to the exercise of an option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised, or (ii) by delivery to the Company of shares of common stock of the Company that have been held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at the Fair Market Value on the date of exercise, or (iii) by a combination of such methods of payment.

   (d) An option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his guardian or legal representative.

   (e) An option shall vest with respect to each optionee as follows: (i) the Initial Option shall vest and become exercisable at the rate of 20% per year over a five (5) year period after the date of grant of such Initial Option; and
(ii) the Annual Option shall vest in full and become exercisable six (6) months after the grant date of the Annual Option, provided that, subject to paragraph 6(m), the optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or as an employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

   (f) The Company may require any optionee, or any person to whom an option is transferred under paragraph 6(d), as a condition of exercising any such option: (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws.

   (g) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

   (h) Neither an optionee nor any person to whom an option is transferred under paragraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

   (i) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or stockholders or any Affiliate to terminate the service of any Non-Employee Director with or without cause.

   (j) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.

   (k) In connection with each option granted pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director that such Non-Employee Director acknowledge full responsibility for any federal or other tax with respect to such sale or transfer.

   (l) If a Non-Employee Director shall terminate performance of services for the Company because of death or disability, all options outstanding as to such Non-Employee Director shall be fully exercisable, at any time, or from time to time, within the greater of one (1) year after the date of death or termination of performance of services because of disability or the exercise period presented in the second sentence of paragraph 6(m), but in no event later than the expiration date specified pursuant to paragraph 6(a). In the case of death, exercise may be made by the person or persons to whom the Non-Employee Director's rights under the option pass by will or applicable law, or if no such person has such rights, by the Non-Employee Director's executors or administrators; provided that such person(s) consent in writing to abide by and be subject to the terms of the Plan and the option.

   (m) If a Non-Employee Director's performance of services for the Company shall terminate for any reason other than death or disability, all options outstanding as to such Non-Employee Director shall, to the extent not otherwise exercisable, become fully exercisable provided said Non-Employee Director has completed at least five (5) years service on the Board. A departing Non-Employee Director shall have twelve (12) months to exercise vested options for each full three (3) year term and any partial term served on the Board of Directors, to a maximum exercise period of thirty-six (36) months. Notwithstanding the above, in no event shall an option be exercisable later than the expiration date specified in paragraph 6(a). For the purposes of the Plan and any other agreement, the Non-Employee Director's performance of services shall be deemed to have terminated on the earlier of (i) the date when the Non-Employee Director's performance of services in fact terminated or (ii) the date when the Non-Employee Director gave or received written notice that his performance of services was to terminate.


7.   COVENANTS OF THE COMPANY.

   (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of common stock required to satisfy such options.

   (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.


8.   USE OF PROCEEDS FROM STOCK.

        Proceeds from the exercise of options granted under the Plan shall constitute general funds of the Company.


9.   PAYMENT OF FEES IN COMMON STOCK.

   (a) A Non-Employee Director may elect to receive payment of all or any portion of his or her annual retainer and Committee Chair retainer ("Retainer Fees") and meeting attendance fees ("Meeting Fees") from the Company in the form of common stock of the Company. Such an election shall be effective with respect to fees payable commencing with the next fiscal quarter following the date of the election. An election to receive payment of fees in the form of the Company's common stock may be revoked only by a subsequent election to receive payment of fees in cash or to defer such fees pursuant to paragraph 10. Such election shall be effective with respect to fees payable commencing with the next fiscal quarter. Notwithstanding the above, no election permitted in this paragraph 9 shall be effective if such election would cause the payment of fees in common stock to be a non-exempt purchase under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act") or terminate the Non-Employee Director's status as a disinterested person under Rule 16b-3, unless approved by the Board of Directors. The number of shares of the Company's common stock to be paid to a Non-Employee Director shall be determined by dividing the amount of each fee payable by the Fair Market Value of the Company's common stock on the last day of each fiscal quarter during which such fees were earned. The amount of any fractional share shall be paid in cash.

   (b) If a Non-Employee Director has elected to receive his or her fees in the form of common stock, a certificate for the number of shares of common stock to which the Non-Employee Director is entitled shall be issued as soon as reasonably practicable following the date the director is to receive the fee.


10.  DEFERRAL OF RETAINERS AND MEETING FEES.

   (a) Commencing on the effective date of the Plan, payment of all or a portion of the Retainer Fees and Meeting Fees may be deferred by election of the Non-Employee Director (a "Deferral Election"). Any deferral election under the prior plan shall be valid under this Plan for continuing deferrals. Each new Deferral Election shall be effective as of the beginning of the next fiscal quarter after receipt, provided however that such election shall satisfy the requirements of Rule 16b-3(d) promulgated under the Exchange Act, as the same may be hereafter amended. Deferrals shall continue until changed or ceased by a subsequent Deferral Election becoming effective.

   (b) Amounts deferred pursuant to paragraph 10(a) shall be credited at the end of each fiscal quarter to a bookkeeping reserve account ("Account") maintained by the Company in stock units ("Stock Units"). The number of Stock Units credited to an Account with respect to any Non-Employee Director shall equal any deferred cash amount divided by the average Fair Market Price of the common stock on the New York Stock Exchange for each day of the quarter during which such fees would have been paid but for the Deferral Election pursuant to paragraph 10(a).

   (c) All Stock Units credited to a Non-Employee Director's Account pursuant to this Plan shall be at all times fully vested and nonforfeitable.

   (d) Stock Units credited to a Non-Employee Director's Account shall be payable in an equal number of shares of common stock of the Company in a single distribution made at such time specified by the Non-Employee Director in the applicable Deferral Election, provided that the designated payment date with respect to any election must be no earlier than twelve (12) months following the establishment of the affected Stock Unit. Fractional shares shall be paid in cash.

   (e) The Company shall issue and deliver to the Non-Employee Director a certificate for the number of shares of common stock due such director as payment for Stock Units as soon as practicable following the date on which Stock Units are payable.

   (f) The Plan shall be unfunded with respect to the Company's obligation to pay any amounts due pursuant to Stock Units, and a Non-Employee Director's rights to receive any payment of any Stock Unit shall be not greater than the rights of an unsecured general creditor of the Company.

   (g) Except as otherwise provided herein or approved by the Board of Directors, the right to receive payment with respect to a Stock Unit under this Plan is not assignable or transferable and shall not be subject to any encumbrances, liens, pledges or charges of the Non-Employee Director or his or her creditors. Any such attempt to assign, transfer or hypothecate any Stock Unit or any right to receive a Stock Unit shall be void and of no force and effect whatsoever.

   (h) A Non-Employee Director may designate a beneficiary or beneficiaries to receive any distributions under the Plan upon his or her death.

   (i) In the event a cash dividend is declared with respect to the common stock, the Account of each participating Non-Employee Director shall be credited with Stock Units equal to the product of (i) the per-share cash dividend payable with respect to each share of common stock on such date, and (ii) the total number of Stock Units credited to the Account as of the record date corresponding to such dividend payment date, divided by the closing price of the common stock on the New York Stock Exchange on the record date corresponding to such dividend.


11.  ADJUSTMENTS UPON CHANGES IN STOCK.

     If any change is made in the stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise, the Plan (including the total number of shares and kind of shares issuable under the Plan and the number of shares issuable pursuant to grants of Initial Options and Annual Options), outstanding options (including the exercise prices thereof) and Stock Units will be appropriately adjusted by the Board to account for the change. The options granted under the Plan and the Stock Units created pursuant to the Plan shall not affect in any way the right or power of the Company to issue additional common stock or other securities, make adjustments, reclassifications, reorganizations or other changes in its corporate, capital or business structure, to participate in a merger, consolidation or share exchange or to transfer its assets or dissolve or liquidate.



12.  AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

     (a) The Board at any time, and from time to time, may amend, suspend or terminate the Plan. However, except as provided in paragraph 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent the Board determines stockholder approval of such amendment is necessary or desirable.

     (b) Rights and obligations under any option granted or Stock Unit credited or to be audited before any amendment, suspension or termination of the Plan shall not be altered or impaired by such amendment, suspension or termination of the Plan except with the consent of the person to whom the option was granted or Stock Unit credited.


13. CHANGES OF CONTROL, ACCELERATION OF RIGHT TO EXERCISE AND DISTRIBUTION OF STOCK UNITS.

     (a) Notwithstanding anything in the Plan or in a stock option agreement evidencing any option to the contrary, in the event a Change of Control (as defined below) occurs, then each option shall become immediately exercisable, upon the date of the occurrence of such Change of Control, for the purchase of the full number of shares subject to such option for a period not to exceed thirty-six (36) months or the remaining life of the option. In addition, and notwithstanding the provisions of paragraph 10(d), all Stock Units credited to an Account for a Non-Employee Director shall be immediately payable to such director in the form of shares of common stock equal in number to the Stock Units held as of the date of the Change of Control.

     (b) "Change of Control" shall mean the occurrence of any of the following events:

          (i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership of 20% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that any acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be, shall not constitute a Change of Control;

          (ii) individuals who, as of January 1, 1996, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation of the Company, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.


14.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective upon approval by the Board of Directors.